Exhibit 10.2

PRAECIS PHARMACEUTICALS INCORPORATED

Form of

Non-Qualified Stock Option Agreement

PRAECIS PHARMACEUTICALS INCORPORATED, a Delaware corporation (the “Company”), hereby grants as of this [DATE], to [NAME] (the “Recipient”), an option to purchase a maximum of [NUMBER OF SHARES] shares of its common stock, par value $.01 per share (“Common Stock”), at the price of $[EXERCISE PRICE] per share.  To the extent the option granted hereby is exercisable pursuant to the terms hereof, such option may be exercised for a period of up to ten years from the date granted.  The option granted hereby is subject to the following terms and conditions:

1.                                       Grant Under Third Amended and Restated 1995 Stock Plan.  This option is granted pursuant to and is governed by the Company’s Third Amended and Restated 1995 Stock Plan (as amended from time to time, the “Plan”) and, unless the context otherwise requires, terms used herein shall have the same meaning as in the Plan.

2.                                       Grant as Non-Qualified Stock Option; Other Options.  This option is not intended to qualify as an incentive stock option under Section 422(b) of the Internal Revenue Code of 1986, as amended (the “Code”).  This option is in addition to any other options heretofore or hereafter granted to the Recipient by the Company.

3.                                       Extent of Option if [Directorship/Consultancy] Continues.  So long as the Recipient continues to be a [member of the Board of Directors of] [Consultant to] the Company, this option shall become fully exercisable after a period of one year according to the following schedule:

Prior to [DATE], zero shares may be exercised.

On or after [DATE], [NUMBER OF SHARES EXERCISABLE] shares may be exercised.

On the [DAY OF MONTH] day of each month thereafter, the option shall become exercisable with respect to approximately [NUMBER OF SHARES EXERCISABLE] additional shares on each such date while the Recipient continues as a [Director of] [Consultant to] the Company.  All of the foregoing rights are subject to Articles 4 and 5, as appropriate, if the Recipient ceases to be a [member of the Board of Directors] [Consultant to the Company] or dies or becomes disabled while acting as a [member of the Board of Directors] [Consultant to the Company].

4.                                       Cessation of [Directorship/Consultancy]. If the Recipient ceases to be a [member of the Board of Directors] [Consultant to the Company], no further installments of this option shall become exercisable and, except as provided in Article 5, this option shall terminate after the passage of ninety (90) days from the date the Recipient ceases to be a [member of the Board of Directors] [Consultant to the Company], but in no event later than the scheduled expiration date.  In such a case, the Recipient’s only rights hereunder shall be those which are properly exercised before the termination of the option.

5.                                       Death; Disability.  If the Recipient dies while a [member of the Board of Directors] [Consultant to the Company], this option may be exercised, to the extent of the number of shares with respect to which the Recipient could have exercised it on the date of his or her death, by his or her estate, personal representative or beneficiary to whom this option has been assigned pursuant to Article 9, at any time within 180 days after the date of death, but not later than the scheduled expiration date.  If the Recipient ceases to be a [member of the Board of Directors] [Consultant to the Company] by reason of his or her disability (as defined in the Plan), this option may be exercised, to the extent of the number of shares with respect to which the Recipient could have exercised it on the date the Recipient ceased to be a [member of the Board of Directors] [Consultant to the Company], at any time within 180 days after such cessation, but not later than the scheduled expiration date.  At the expiration of such 180-day period or the scheduled expiration date, whichever is the earlier, this option shall terminate and the only rights hereunder shall be those as to which the option was properly exercised before such cessation.

6.                                       Partial Exercise.  Exercise of this option up to the extent above stated may be made in part at any time and from time to time within the above limits, except that this option may not be exercised for a fraction of a share unless such exercise is with respect to the final installment of stock subject to this option and, absent the provisions of this Article 6, a fractional share would be required to be issued to permit the Recipient to exercise completely such final installment.  Any fractional share with respect to which an installment of this option cannot be exercised because of the limitation contained in the preceding sentence shall remain subject to this option and shall be available for later purchase by the Recipient in accordance with the terms hereof.  No fractional shares shall be issued under the Plan and the Recipient shall receive from the Company cash in lieu of such fractional shares.

7.                                       Payment of Price.  The option price is payable in United States dollars and may be paid (i) in cash, (ii) by check, (iii) at the discretion of the Committee, by delivery of shares of Common Stock (the value of which for this purpose shall be determined by the Committee) equal as of the date of exercise to the option price, (iv) at the discretion of the Committee, by delivery of the Recipient’s personal recourse note bearing interest payable not less than annually at no less than 100% of the lowest applicable Federal rate, as defined in Section 1274(d) of the Code, or (v) subject to clauses (iii) and (iv), by any combination of the foregoing, equal in amount to the option price.

Notwithstanding the foregoing, the Recipient may not pay any part of the exercise price hereof by transferring Common Stock to the Company if such Common Stock is both subject to a substantial risk of forfeiture and not transferable within the meaning of Section 83 of the Code.  If the Recipient delivers a personal recourse note as provided above, the Recipient shall concurrently execute and deliver to the Company a pledge agreement in a form reasonably satisfactory the Company, together with a stock certificate or certificates representing shares of Common Stock (having an aggregate fair market value (as determined by the Committee) equal as of the date of exercise to at least the value of the principal amount of the note), duly endorsed or accompanied by a stock power or powers duly endorsed, to secure the Recipient’s obligations under such personal recourse note.

8.                                       Method of Exercising Option.  Subject to the terms and conditions of this Agreement, this option may be exercised by written notice to the Company, at the principal executive office of the Company at 830 Winter Street, Waltham, MA 02451-1420, or to such transfer agent as the Company shall designate.  Such notice shall state the election to exercise this option and the number of shares in respect of which it is being exercised and shall be signed by the person or persons so exercising this option.  Such notice shall be accompanied by payment of the full purchase price of such shares, and the Company shall deliver a certificate or certificates representing such shares as soon as practicable after the notice shall be received.  The certificate or certificates for the shares as to which this option shall have been so exercised shall be registered in the name of the person or persons so exercising this option (or, if this option shall be exercised by the Recipient and if the Recipient shall so request in the notice exercising this option, shall be registered in the name of the Recipient and another person jointly, with right of survivorship) and shall be delivered as provided above to or upon the written order of the person or persons exercising this option.  In the event this option shall be exercised pursuant to Article 5 hereof by any person or persons other than the Recipient, such notice shall be accompanied by appropriate proof of the right of such person or persons to exercise this option.  All shares that shall be purchased upon the exercise of this option as provided herein shall be fully paid and non-assessable.

9.                                       Option Not Transferable.  This option is not transferable or assignable except by will or by the laws of descent and distribution, or as otherwise permitted by the Committee in its sole discretion.  During the Recipient’s lifetime, only the Recipient or his or her guardian or legal representative can exercise this option.

10.                                 No Obligation to Exercise Option.  The grant and acceptance of this option imposes no obligation on the Recipient to exercise it.

11.                                 No Obligation to Continue [Directorship/Consultancy Relationship].  The Company and any Related Corporation (as defined in the Plan) are not by the Plan or this option obligated to continue the Recipient in his capacity as a [member of the Board] [Consultant to the Company].

12.                                 No Rights as Stockholder until Exercise.  The Recipient shall have no rights as a stockholder with respect to shares subject to this Agreement until a stock certificate therefor has been issued to the Recipient and is fully paid for.  Except as is expressly provided in the Plan with respect to certain changes in the capitalization of the Company, no adjustment shall be made for dividends or similar rights for which the record date is prior to the date such stock certificate is issued.

13.                                 Capital Changes and Business Successions.  The Plan contains provisions covering the treatment of options in a number of contingencies such as stock splits and mergers.  Provisions in the Plan for adjustment with respect to stock subject to options and the related provisions with respect to successors to the business of the Company are hereby made applicable hereunder and are incorporated herein by reference.  In general, you should not assume that options necessarily would survive the acquisition of the Company.  In particular, without affecting the generality of the foregoing, it is understood that for the purposes of Articles 3 through 5 hereof, both inclusive, by the Board of Directors of a Related Corporation (as defined in the Plan).

14.                                 Withholding Taxes.  The Recipient hereby agrees that if required by applicable law, the Company may withhold from the Recipient’s wages the appropriate amount of federal, state and local withholding taxes attributable to the Recipient’s exercise of such option.  At the Company’s discretion, the amount required to be withheld may be withheld in cash from such wages, or (with respect to compensation income attributable to the exercise of this option) in kind from the Common Stock otherwise deliverable to the optionee on exercise of this Option. The Recipient further agrees that, if the Company does not withhold an amount from the Recipient’s wages sufficient to satisfy the Company’s withholding obligation, the Recipient will reimburse the Company on demand, in cash, for the amount underwithheld.

15.                                 No Exercise of Option if Recipient [Removed from Board] [Terminated] for Misconduct.  If the Recipient is [removed from the Board of Directors] [ terminated as a Consultant] for “Misconduct,” this option shall terminate on the date the Recipient is so [removed/terminated] and shall thereupon not be exercisable to any extent whatsoever.  “Misconduct” is conduct, as determined by the Company’s Board of Directors, involving one or more of the following:  (i) the substantial and continuing failure of the Recipient to render services to the Company in accordance with his or her assigned duties; (ii) disloyalty, gross negligence, dishonesty or breach of fiduciary duty to the Company; (iii) the commission of an act of embezzlement, fraud, disloyalty, dishonesty or deliberate disregard of the rules or policies of the Company which results in loss, damage or injury to the Company, whether directly or indirectly; (iv) the unauthorized disclosure of any trade secret or confidential information of the Company; or (v) the commission of an act which constitutes unfair competition with the Company or which induces any customer of the Company to break a contract with the Company.  In making such determination, the Board of Directors shall act fairly and in utmost good faith and shall give the Recipient an opportunity to appear and to be heard at a hearing before the Board of Directors and present evidence on his or her behalf.  For the purposes of this Article 15, removal from the

Board of Directors shall be deemed to occur when the Recipient receives notice that his or her service on the Board of Directors is terminated.

16.                                 Lock-up Agreement.  In the event of an underwritten public offering of the Company’s securities, the Recipient (or any permitted transferee pursuant to Article 9), whether or not such Recipient’s shares issuable upon exercise of the option granted herein are included in such registration, hereby agrees not to effect any public sale or distribution, including any sale pursuant to Rule 144 under the Act, of any shares (other than as part of such underwritten offering), without the consent of the managing underwriter(s) for such offering (the “Managing Underwriter”), during a period commencing on the effective date of such registration and ending 180 calendar days thereafter, or such lesser period as the Company and the Managing Underwriter shall reasonably determine is required to effect a successful offering.

17.                                 Incorporation of Plan.  The Plan is hereby incorporated herein by reference and made a part hereof and the option and this Agreement are subject to all terms and conditions of the Plan.

18.                                 Provision of Documentation to Recipient.  By signing this Agreement or a counterpart hereof, the Recipient acknowledges receipt of a copy of this Agreement and a copy of the Plan.

19.                                 Failure to Enforce Not a Waiver.  The failure of the Company to enforce at any time any provision of this Agreement shall in no way be construed to be a waiver of such provision or of any other provision hereof.

20.                                 Governing Law.  This Agreement shall be governed by and interpreted in accordance with the laws of the Commonwealth of Massachusetts, without regard to the conflicts of laws provisions thereof.

21.                                 Counterparts.  This Agreement may be executed in counterparts, each of which shall be an original but all of which shall represent one and the same agreement.

IN WITNESS WHEREOF, the Company and the Recipient have caused this Agreement to be executed, and the Recipient whose signature appears below acknowledges receipt of a copy of the Plan incorporated herein by reference and acceptance of an original copy of the Agreement.

PRAECIS PHARMACEUTICALS INCORPORATED

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Recipient

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